Exhibit 99.1

         CreditRiskMonitor.com Reports First Quarterly Profit

    VALLEY COTTAGE, N.Y.--(BUSINESS WIRE)--Nov. 15, 2004--CreditRiskMonitor.com, Inc. (Symbol: CRMZ) today filed its Form 10-QSB for the quarter ended September 30, 2004.
    Larry Fensterstock, CFO, said "I'm pleased to announce that our Company is finally able to report its first quarterly profit. Even without subtracting out the legal fees of the ongoing litigation, CRM has reached this milestone event in its operating history. Excluding legal fees we also would have reported a profit for the 9-month period. In addition, excluding legal fees, we operated at positive cash flow for the 9 months. Readers should review "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 3rd quarter Form 10-QSB for additional details."
    CreditRiskMonitor.com is an Internet-based financial information analysis and news service that competes with Dun & Bradstreet, and its web site is www.crmz.com.
    Safe Harbor Statement: Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", "believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports.

    CONTACT: CreditRiskMonitor.com, Inc.
             Larry Fensterstock, 845/230-3060
             larryf@crmz.com